Execution Copy                                                   Exhibit 10.23

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                                 Sonic Corp.

          $20,000,000 6.652% Senior Notes, Series A, due April 1, 2003

                                    and

          $30,000,000 6.759% Senior Notes, Series B, due April 1, 2005


                                --------------

                           NOTE PURCHASE AGREEMENT

                                --------------



                              Dated April 1, 1998



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

                              TABLE OF CONTENTS

                        (Not a part of the Agreement)

SECTION                          HEADING                              PAGE
SECTION 1.       AUTHORIZATION OF NOTES.............................    1

SECTION 2.       SALE AND PURCHASE OF NOTES.........................    1

SECTION 3.       CLOSING............................................    2

SECTION 4.       CONDITIONS TO CLOSING..............................    3

   Section 4.1.    Representations and Warranties...................    3
   Section 4.2.    Performance; No Default..........................    3
   Section 4.3.    Compliance Certificates..........................    3
   Section 4.4.    Opinions of Counsel..............................    4
   Section 4.5.    Purchase Permitted By Applicable Law, Etc........    4
   Section 4.6.    Sale of Other Notes..............................    5
   Section 4.7.    Payment of Special Counsel Fees..................    5
   Section 4.8.    Private Placement Number.........................    5
   Section 4.9.    Changes in Corporate Structure...................    5
   Section 4.10.   Guaranty Agreements..............................    5
   Section 4.11.   Intercreditor Agreement..........................    5
   Section 4.12.   Contribution and Indemnification Agreement.......    5
   Section 4.13.   Bank Loan Agreement..............................    5
   Section 4.14.   Proceedings and Documents........................    5

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY......    6

   Section 5.1.    Organization; Power and Authority................    6
   Section 5.2.    Authorization, Etc...............................    6
   Section 5.3.    Disclosure.......................................    6
   Section 5.4.    Organization and Ownership of Equity Interests of
                   Subsidiaries; Affiliates.........................    7
   Section 5.5.    Financial Statements.............................    7
   Section 5.6.    Compliance with Laws, Other Instruments, Etc.....    8
   Section 5.7.    Governmental Authorizations, Etc.................    8


                                      -3-


   Section 5.8.    Litigation; Observance of Agreements, Statutes and
                   Orders...........................................    8
   Section 5.9.    Taxes............................................    8
   Section 5.10.   Title to Property; Leases........................    9
   Section 5.11.   Licenses, Permits, Etc...........................    9
   Section 5.12.   Compliance with ERISA............................    9
   Section 5.13.   Private Offering by the Company..................   10
   Section 5.14.   Use of Proceeds; Margin Regulations..............   10
   Section 5.15.   Existing Indebtedness; Future Liens..............   10
   Section 5.16.   Foreign Assets Control Regulations, Etc..........   11
   Section 5.17.   Status under Certain Statutes....................   11
   Section 5.18.   Environmental Matters............................   11

SECTION 6.       REPRESENTATIONS OF THE PURCHASER...................   12

   Section 6.1.    Purchase for Investment..........................   12
   Section 6.2.    Source of Funds..................................   12

SECTION 7.       INFORMATION AS TO COMPANY..........................   13

   Section 7.1.    Financial and Business Information...............   13
   Section 7.2.    Officer's Certificate............................   16
   Section 7.3.    Inspection.......................................   16

SECTION 8.       PREPAYMENT OF THE NOTES............................   17

   Section 8.1.    Prepayments......................................   17
   Section 8.2.    Optional Prepayments with Make-Whole Amount......   17
   Section 8.3.    Prepayment on Sale of Assets.....................   17
   Section 8.4.    Allocation of Partial Prepayments................   19
   Section 8.5.    Maturity; Surrender, Etc.........................   19
   Section 8.6.    Purchase of Notes................................   19
   Section 8.7.    Make-Whole Amount................................   19

SECTION 9.       AFFIRMATIVE COVENANTS..............................   21

   Section 9.1.    Compliance with Law..............................   21
   Section 9.2.    Insurance........................................   21
   Section 9.3.    Maintenance of Properties........................   21
   Section 9.4.    Payment of Taxes and Claims......................   21
   Section 9.5.    Corporate Existence, Etc.........................   22
   Section 9.6.    Guaranty Agreements..............................   22


                                      -4-


SECTION 10.      NEGATIVE COVENANTS.................................   22

   Section 10.1.   Consolidated Net Worth...........................   22
   Section 10.2.   Restricted Subsidiary Debt.......................   22
   Section 10.3.   Company Debt.....................................   24
   Section 10.4.   Fixed Charges Coverage Ratio.....................   24
   Section 10.5.   Restricted Payments and Restricted Investments...   24
   Section 10.6.   Liens............................................   24
   Section 10.7.   Mergers, Consolidations and Sales of Assets......   26
   Section 10.8.   Restrictions on Dividends of Restricted
                   Subsidiaries.....................................   28
   Section 10.9.   Line of Business.................................   28
   Section 10.10.  Transactions with Affiliates.....................   28
   Section 10.11.  Changes in Status of Subsidiaries................   28

SECTION 11.      EVENTS OF DEFAULT..................................   29

SECTION 12.      REMEDIES ON DEFAULT, ETC...........................   31

   Section 12.1.   Acceleration....................................    31
   Section 12.2.   Other Remedies..................................    32
   Section 12.3.   Rescission......................................    32
   Section 12.4.   No Waivers or Election of Remedies,
                   Expenses, Etc...................................    32

SECTION 13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.....    33

   Section 13.1.   Registration of Notes...........................    33
   Section 13.2.   Transfer and Exchange of Notes..................    33
   Section 13.3.   Replacement of Notes............................    34

SECTION 14.      PAYMENTS ON NOTES.................................    34

   Section 14.1.   Place of Payment................................    34
   Section 14.2.   Home Office Payment.............................    34

SECTION 15.      EXPENSES, ETC.....................................    35

   Section 15.1.   Transaction Expenses............................    35
   Section 15.2.   Survival........................................    35

SECTION 16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                 AGREEMENT.........................................    36


                                      -5-


SECTION 17.      AMENDMENT AND WAIVER..............................    36

   Section 17.1.   Requirements....................................    36
   Section 17.2.   Solicitation of Holders of Notes................    36
   Section 17.3.   Binding Effect, Etc.............................    37
   Section 17.4.   Notes held by Company, Etc......................    37

SECTION 18.      NOTICES...........................................    37

SECTION 19.      REPRODUCTION OF DOCUMENTS ........................    38

SECTION 20.      CONFIDENTIAL INFORMATION..........................    38

SECTION 21.      SUBSTITUTION OF PURCHASER.........................    39

SECTION 22.      MISCELLANEOUS.....................................    39

   Section 22.1.   Successors and Assigns..........................    39
   Section 22.2.   Payments Due on Non-Business Days...............    39
   Section 22.3.   Severability....................................    40
   Section 22.4.   Construction....................................    40
   Section 22.5.   Counterparts....................................    40
   Section 22.6.   Governing Law...................................    40

Signature..........................................................    41

ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A    --  Information Relating To Purchasers

SCHEDULE B    --  Defined Terms

SCHEDULE C    --  Existing Investments

SCHEDULE 4.9  --  Changes in Corporate Structure

SCHEDULE 5.3  --  Disclosure Materials

SCHEDULE 5.4  --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5  --  Financial Statements

SCHEDULE 5.8  --  Certain Litigation

SCHEDULE 5.11 --  Patents, Etc.

SCHEDULE 5.14 --  Use of Proceeds

SCHEDULE 5.15 --  Existing Indebtedness

EXHIBIT 1-A   --  Form of 6.652% Senior Note, Series A, due April 1, 2003

EXHIBIT 1-B   --  Form of 6.759% Senior Note, Series B, due April 1, 2005

EXHIBIT 2-A   --  Form of Guaranty Agreement (Guarantors other than
                  Partnerships and Limited Liability Companies)

EXHIBIT 2-B   --  Form of Guaranty Agreement (Partnerships)

EXHIBIT 2-C   --  Form of Guaranty Agreement (Limited Liability Companies)

EXHIBIT 3         --     Form of Intercreditor Agreement

EXHIBIT 4.4(a)    --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)    --     Form of Opinion of Special Counsel for the Guarantors

EXHIBIT 4.4(c)    --     Form of Opinion of Special Counsel for the Purchasers

                                 SONIC CORP.
                               101 Park Avenue
                        Oklahoma City, Oklahoma  73102



              6.652% Senior Notes, Series A, due April 1, 2003
                                     and
              6.759% Senior Notes, Series B, due April 1, 2005

                                                                  April 1, 1998

TO THE PURCHASER LISTED IN
  THE ATTACHED SCHEDULE A WHO
  IS A SIGNATORY TO THIS AGREEMENT:

Ladies and Gentlemen:

     SONIC CORP., a Delaware corporation (the "COMPANY"), agrees with you as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 6.652% Senior Notes, Series A, due April 1, 2003 (the "SERIES A NOTES," such term to include any such notes of such series issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)) and $30,000,000 aggregate principal amount of its 6.759% Senior Notes, Series B, due April 1, 2005 (the "SERIES B NOTES," such term to include any such notes of such series issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements; the Series A Notes and Series B Notes are hereinafter collectively referred to as the "NOTES"). The Series A Notes shall be substantially in the form set out in Exhibit 1-A, and the Series B Notes shall be substantially in the form set out in Exhibit 1-B, in each case, with such changes therefrom, if any, as may be approved by you and the Company.

     Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.     SALE AND PURCHASE OF NOTES.

    (a) Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

    (b) Pursuant to the Guaranty Agreements entered into on the date of the Closing (as hereinafter defined) in accordance with Section 9.6, each Subsidiary will guarantee the prompt payment, when due, by acceleration or otherwise, of the principal, interest and Make-Whole Amount, if any, payable by the Company with respect to any Note or Notes issued by the Company pursuant to this Agreement or the Other Agreements, and the prompt performance and payment of all other indebtedness, indemnities, covenants, obligations and liabilities of the Company under this Agreement and the Other Agreements.

    (c) You, the Other Purchasers and each Bank will enter into an Intercreditor Agreement dated as of April 1, 1998 (the "INTERCREDITOR AGREEMENT") providing for the sharing of proceeds received by you, the Other Purchasers and the Banks under the Guaranty Agreements and the guaranties entered into by the Subsidiaries pursuant to the Bank Loan Agreement in favor of the Banks. The Intercreditor Agreement will be in the form attached hereto as Exhibit 3.

SECTION 3.   CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing on April 22, 1998 (the "CLOSING"). At the Closing, the Company will deliver to you the Notes of each series to be purchased by you in the form of a single Note of such series (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 088005173398 at Chase Bank of Texas, National Association (ABA #113000609), Dallas, Texas. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9
or 10.10 hereof had such Sections applied since such date.

SECTION 4.3.   COMPLIANCE CERTIFICATES.

    (a) COMPANY OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

    (b) COMPANY SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

    (c) GUARANTOR OFFICER'S CERTIFICATE. Each Guarantor (other than the Partnerships and Limited Liability Companies) shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the representations and warranties of such Guarantor contained in the Guaranty Agreement to which it is a party are true and correct at the time of the Closing.

    (d) GUARANTOR SECRETARY'S CERTIFICATE. Each Guarantor (other than the Partnerships and Limited Liability Companies) shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement to which it is a party.

    (e) PARTNERSHIP CERTIFICATE. Sonic Restaurants, Inc., an Oklahoma corporation ("SONIC RESTAURANTS"), shall have delivered to you an Officer's Certificate certifying that (i) each of the Partnerships has been duly formed and is validly existing, (ii) each of the Partnerships has the power and authority to execute, deliver and perform the Guaranty Agreement to which it is a party, and (iii) Sonic Restaurants has the power and authority to execute and deliver such Guaranty Agreement on behalf of each of the Partnerships, as the managing general partner of each of the Partnerships, and to thereby bind the Partnerships.

    (f) LIMITED LIABILITY COMPANY CERTIFICATE. Sonic Restaurants shall have delivered to you an Officer's Certificate certifying that (i) each of the Limited Liability Companies has been duly formed and is validly existing,
(ii) each of the Limited Liability Companies has the power and authority to execute, deliver and perform the Guaranty Agreement to which it is a party, and (iii) Sonic Restaurants has the power and authority to execute and deliver such Guaranty Agreement on behalf of each of the Limited Liability Companies, as the manager of each of the Limited Liability Companies, and to thereby bind the Limited Liability Companies.

    (g) ERISA CERTIFICATE. If you shall have made the disclosures referred to in Section 6.2(b), (c) or (e), you shall have received the certificate from the Company described in the penultimate paragraph of Section 6.2 and such certificate shall state that (i) the Company is neither a "party in interest" nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(b) or
(e) or (ii) with respect to any plan, identified pursuant to Section 6.2(c), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(c) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Phillips, McFall, MacCaffrey, McVay & Murrah, P.C., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from special counsel for each Guarantor, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

SECTION 4.9.   CHANGES IN CORPORATE STRUCTURE.  Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

SECTION 4.10. GUARANTY AGREEMENTS. You shall have received each Guaranty Agreement duly executed and delivered by the Guarantors thereto.

SECTION 4.11. INTERCREDITOR AGREEMENT. You shall have received the Intercreditor Agreement duly executed and delivered by the parties thereto.

SECTION 4.12. CONTRIBUTION AND INDEMNIFICATION AGREEMENT. You shall have received a copy of the Contribution and Indemnification Agreement, certified as true and correct by an appropriate officer of the Company, which Contribution and Indemnification Agreement shall be in full force and effect on the date of the Closing.

SECTION 4.13. BANK LOAN AGREEMENT. You shall have received a copy of the Bank Loan Agreement, certified as true and correct by an appropriate officer of the Company, which Bank Loan Agreement shall be in full force and effect on the date of the Closing.

SECTION 4.14. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

SECTION 5.2. AUTHORIZATION, ETC. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.3. DISCLOSURE. The Company, through its agent, NationsBanc Montgomery Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 13, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since August 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

SECTION 5.4.   ORGANIZATION AND OWNERSHIP OF EQUITY INTERESTS OF
SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries (including all of the

Guarantors), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

    (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

    (c) Each Subsidiary identified in Schedule 5.4 is a corporation, partnership, business trust, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, partnership, business trust, limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. Sonic Restaurants is the managing general partner of each of the Partnerships and owns at least a majority of the partnership interests in each of the Partnerships. Sonic Restaurants is the manager of each of the Limited Liability Companies and owns at least a majority of the interests in each of the Limited Liability Companies.

    (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Guaranty Agreements, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected,
(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental

Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.9. TAXES. The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Restricted Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 1993.

SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

SECTION 5.11. LICENSES, PERMITS, ETC. Except as disclosed in Schedule 5.11,

    (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

    (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

    (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

SECTION 5.12. COMPLIANCE WITH ERISA. (a) Neither the Company nor any ERISA Affiliate of the Company sponsors, contributes to, or has any liability with respect to any Plan subject to Title IV of ERISA. The Company and each ERISA Affiliate of the Company have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate of the Company has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate of the Company, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate of the Company, in either case pursuant to Title I of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

    (b) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

    (c) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(c) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.
Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of February 28, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

    (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that (a) you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control, and (b) you are an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d)   the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of the Closing or on the date of transfer, as applicable, a certificate, which shall state whether (i) it is a party in interest or a "DISQUALIFIED PERSON" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, whether it or any "AFFILIATE" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

     As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

             (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

         (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

             (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                   (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                   (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

     PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this
     Section 7.1(b);

         (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within 5 days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA MATTERS -- promptly, and in any event within 10 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate of the Company proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

             (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of the Company of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate of the Company pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate of the Company pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, managers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such reasonable times and at such reasonable intervals as may be reasonably requested in writing; and

         (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, managers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8.     PREPAYMENT OF THE NOTES.

SECTION 8.1. PREPAYMENTS. The entire outstanding principal amount of the Series A Notes shall be due on April 1, 2003. The entire outstanding principal amount of the Series B Notes shall be due on April 1, 2005. Except as set forth in Section 8.2 and Section 8.3, the Notes may not be prepaid prior to maturity at the option of the Company.

SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a minimum principal amount of $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and accrued interest thereon to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

SECTION 8.3. PREPAYMENT ON SALE OF ASSETS. In the event the Company proposes to make a Debt Prepayment Application with monies generated as a result of an Asset Disposition pursuant to Section 10.7, the Company shall concurrently:

         (a) pay or prepay a principal amount of Senior Debt (other than the Notes and Senior Debt owing to any Subsidiary or any

     Affiliate) (i) which Senior Debt is permitted by its terms to be so paid or prepaid and (ii) which principal bears the same relationship to the aggregate Net Proceeds Amount to be applied to such Debt Prepayment Application as the aggregate unpaid principal amount of such Senior Debt bears to the sum of all Senior Debt (including the Notes) eligible to be paid or prepaid under this Section 8.3; and

         (b) by written notice to each holder of the Notes, given not less than 30 days nor more than 60 days prior to the prepayment date (a "DEBT PREPAYMENT APPLICATION NOTICE"), offer to prepay the principal of the Notes of each such holder in an amount which bears the same relationship to the total Net Proceeds Amount of such Asset Disposition as the unpaid principal amount of such holder's Notes bears to the sum of all Senior Debt (including the Notes) eligible to be paid or prepaid pursuant to this
     Section 8.3, together with accrued and unpaid interest on the principal amount so prepaid but without any premium (including, without limitation, the Make-Whole Amount). The Debt Prepayment Application Notice shall
     (i) describe the Asset Disposition, (ii) state the total amount of Net Proceeds Amount of such Asset Disposition, (iii) contain such financial or other information as would be reasonably necessary to each holder to make an informed decision whether to accept a prepayment of its Notes and
     (iv) specify the date on which such prepayment shall be made if such offer is accepted. Each holder shall have the right to accept or reject such offer of prepayment by written notice to the Company given within 20 days following receipt of the Debt Prepayment Application Notice. The failure of a holder to accept or reject such offer of prepayment within such 20-day period shall be deemed to constitute a rejection of such offer. Not less than two Business Days prior to the prepayment date, the Company will give written notice to each holder which has accepted the Company's offer of prepayment specifying the Pro Rata Amount of the Proceeds (as defined below) of such Asset Disposition which will be applied to the prepayment of such holder's Notes, including a reasonably detailed computation thereof. On the prepayment date, the Company shall prepay outstanding Notes held by each holder accepting the offer of prepayment by applying a Pro Rata Amount of the Proceeds of such Asset Disposition to the payment of the principal amount of the Notes held by such holder together with accrued interest thereon to the date of such prepayment. The

     Company shall be permitted to retain any portion of the Increased Prepayment Amount which remains after satisfying all Increased Prepayments, if any (as such terms are defined below).

     For purposes of this Section 8.3, "PRO RATA AMOUNT OF THE PROCEEDS" shall mean the amount of the Net Proceeds Amount to be applied pursuant to paragraph (b)(ii) of this Section 8.3 to a Debt Prepayment Application which bears the same ratio to the aggregate Net Proceeds Amount to be applied to such Debt Prepayment Application as the unpaid principal amount of the Notes of such holder bears to the aggregate unpaid principal amount of all Senior Debt (including the Notes) eligible to be paid or prepaid pursuant to this
Section 8.3. In the event any holder shall not have accepted the offer of prepayment set forth in the Debt Prepayment Application Notice, the Company shall promptly notify the holders who have accepted such offer that the Pro Rata Amount of the Proceeds to be paid to holders which have accepted the offer of prepayment shall at the option of each such holder be increased (an "INCREASED PREPAYMENT") by allocating the Pro Rata Amount of the Proceeds attributable to Notes which are not to be prepaid (the "INCREASED PREPAYMENT AMOUNT") PRO RATA among all holders who have accepted the offer of prepayment. Notice of the determination to accept such Increased Prepayment shall be given by each holder who desires to accept such offer not more than five Business Days after receipt of the notice from the Company which specifies the additional principal amount of such holder's Notes which can be prepaid pursuant to this Section 8.3. The failure of a holder to accept or reject such offer of Increased Prepayment within such five-Business Day period shall be deemed to constitute a rejection of such offer.

SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

SECTION 8.7. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury Securities) for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
     (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury Security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury Security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

SECTION 9.1. COMPLIANCE WITH LAW. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 9.2. INSURANCE. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 9.6. GUARANTY AGREEMENTS. The Company will cause each Person that becomes a Material Subsidiary (other than the Partnerships and Limited Liability Companies) at any time after the date of the Closing to execute and deliver to each holder of Notes, immediately upon becoming a Material Subsidiary, a supplement to the Guaranty Agreement in the form of Exhibit A to the Guaranty Agreement. The Company will cause each Person that becomes a Partnership or a Limited Liability Company at any time after the date of the Closing to execute and deliver to each holder of Notes, on or before the next date thereafter on which a certificate is required to be delivered pursuant to Section 7.2, a supplement to the Guaranty Agreement in the form of Exhibit A to the Guaranty Agreement. Notwithstanding the foregoing, you hereby agree that each Guaranty Agreement shall be released upon your receipt of written evidence, satisfactory in form and substance to you and your counsel, that no other Debt of the Company is supported by any Guaranty from any Subsidiary. In the event that each Guaranty Agreement is so released and other Debt of the Company is thereafter supported by any Guaranty from any Subsidiary, the Company will cause each of its Subsidiaries that executed and delivered a Guaranty supporting such other Debt to execute and deliver to each holder of Notes, a Guaranty Agreement.

SECTION 10.    NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

SECTION 10.1. CONSOLIDATED NET WORTH. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $95,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year and any interim fiscal period subsequent to August 31, 1997.

SECTION 10.2. RESTRICTED SUBSIDIARY DEBT. The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt, except:

         (a) Debt of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

         (b) Debt of a Restricted Subsidiary outstanding on the date hereof and disclosed in Schedule 5.15 hereto, and any extension, renewal or refunding thereof, PROVIDED that the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased unless such Restricted Subsidiary would be permitted to incur the amount of such increase pursuant to Section 10.2(e);

         (c)   Debt of a Restricted Subsidiary secured by Liens permitted by
     Section 10.6(f) and any extension, renewal or refunding thereof, PROVIDED that on the date such Restricted Subsidiary incurs or otherwise becomes liable with respect to any such Debt and immediately after giving effect thereto, no Default or Event of Default exists, and PROVIDED, FURTHER, that in connection with any such extension, renewal or refunding, the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased unless such Restricted Subsidiary would be permitted to incur the amount of such increase pursuant to Section 10.2(e);

         (d) Debt of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Restricted Subsidiary and any extension, renewal or refunding thereof, PROVIDED that (i) such Debt shall not have been incurred in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and (ii) immediately after such Restricted Subsidiary becomes a Restricted Subsidiary, no Default or Event of Default shall exist, and PROVIDED, FURTHER, that in connection with any such extension, renewal or refunding, the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased unless such Restricted Subsidiary would be permitted to incur the amount of such increase pursuant to Section 10.2(e);

         (e) Debt of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.2, PROVIDED that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, (i) no Default or Event of Default shall exist and (ii) the total amount of all Debt of all Restricted Subsidiaries incurred pursuant to this Section 10.2(e) plus all Debt of the Company secured by Liens permitted by Section 10.6(h) does not exceed 20% of Consolidated Net Worth; and

         (f) Debt of any Guarantor evidenced by a Guaranty Agreement with respect to the Notes.

For the purposes of this Section 10.2, any Person becoming a Restricted Subsidiary after the date hereof shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Debt.

SECTION 10.3. COMPANY DEBT. The Company will keep and maintain, as of the last day of each fiscal quarter of the Company, the ratio of Consolidated Debt to Consolidated Capitalization at not more than 0.50 to 1.

SECTION 10.4. FIXED CHARGES COVERAGE RATIO. The Company will keep and maintain, as of the last day of each fiscal year of the Company, the Fixed Charges Coverage Ratio at not less than 2.0 to 1.

SECTION 10.5. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment UNLESS immediately after giving effect to such action:

         (i) in the case of any Restricted Investment, the aggregate value of all Restricted Investments of the Company and its Restricted Subsidiaries (valued immediately after such action) would not exceed 20% of Consolidated Net Worth; and

        (ii) in the case of any Restricted Investment or Restricted Payment, no Default or Event of Default shall exist.

    (b) The Company will not, nor will it permit any of its Restricted Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

SECTION 10.6. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any

Lien on or with respect to any property or asset (including, without limitation, any logos, trademarks, and tradenames and any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

         (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen which are being contested in good faith or are not yet due and payable or the payment of which is not at the time required by Section 9.4;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at such time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and the Company or such Restricted Subsidiary shall have established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties arising in the ordinary course of business and not in connection with the borrowing of money, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries or materially detract from the value of such property;

         (e) Liens existing on the date of this Agreement and securing the Debt of the Company and its Restricted Subsidiaries referred to in item 4 of Schedule 5.15;

         (f) Liens incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition of, or the costs of construction or improvement of, fixed assets useful and intended to be used in carrying on the business of the Company or its Restricted Subsidiaries, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or its Restricted Subsidiaries of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that (i) the Lien or charge shall attach solely to the property acquired, constructed or improved, (ii) except in the case of Liens existing at the time of such acquisition, construction or improvement, such Lien or charge has attached within 180 days of the completion of such acquisition, construction or improvement (except that, in the case of construction or acquisition of improvements to real property, the real property on which such improvements are located shall not be required to have been acquired within such 180 day period), (iii) at the time of the completion of such acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by the Company shall not exceed an amount equal to the total purchase price of such fixed assets, and (iv) all Debt secured by such Lien shall have been incurred within the applicable limitations provided in Section 10.2(c) and
     Section 10.3;

         (g) Liens on property or assets of any of the Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary; and

         (h) Liens not otherwise permitted by paragraphs (a) through (g), inclusive, of this Section 10.6 securing Debt of the Company or a Restricted Subsidiary, PROVIDED that no Liens shall be permitted on logos, trademarks or tradenames of the Company or any Restricted Subsidiary pursuant to this paragraph (h), PROVIDED, HOWEVER, that for purposes of the immediately preceding proviso, the licensing of any logo, trademark or tradename, on a non-exclusive basis and in the ordinary course of business, shall be deemed not to create a Lien on such logo, trademark or tradename, and PROVIDED, FURTHER, that the total amount of all Debt of the Company secured by Liens permitted by this paragraph (h) plus all Debt of the Restricted Subsidiaries permitted by Section 10.2(e) does not exceed 20% of Consolidated Net Worth.

SECTION 10.7. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph
(d) of this Section 10.7) of the assets of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

         (A) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

         (B) the Company may consolidate or merge with any other corporation if (1) the surviving or continuing corporation shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) such surviving or continuing corporation (if other than the Company) shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (3) prior to the consummation of any such consolidation or merger in which the Company shall not be the surviving corporation, the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (iv) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall exist; and

         (C) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-Owned Restricted Subsidiary.

    (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class or similar equity interests (including as "stock" for the purposes of this Section 10.7, any warrants, rights or options to purchase or otherwise acquire stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of such Restricted Subsidiary to any Person other than the Company or another Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock or similar equity interests to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

    (c) The Company will not sell, transfer or otherwise dispose of any shares of stock or similar equity interests of any Restricted Subsidiary (except to qualify directors) or any Debt of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Restricted Subsidiary) any shares of stock or similar equity interests or any Debt of any other Restricted Subsidiary, unless:

         (i) simultaneously with such sale, transfer, or disposition, all shares of stock or similar equity interests and all Debt of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

        (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock or similar equity interests and Debt is in the best interests of the Company;

       (iii) said shares of stock or similar equity interests and Debt are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

        (iv) the Restricted Subsidiary being disposed of shall not have any continuing Investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

         (v) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

    (d) As used in this Section 10.7, a sale, lease or other disposition of assets shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Restricted Subsidiaries if (i) the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the fiscal year in which such sale, lease or other disposition occurs, exceeds 15% of Consolidated Net Assets, determined as of the end of the immediately preceding fiscal year, or (ii) the net income generated from the use and operation of such assets, when added to the net income generated from all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the fiscal year in which such sale, lease or other disposition occurs, exceeds 15% of Consolidated Net Income, determined as of the end of the immediately preceding fiscal year.
So much of the Net Proceeds Amount for any sale, lease or other disposition of assets as shall have been applied to a Debt Prepayment Application or a Property Reinvestment Application within 12 months after the consummation of such sale, lease or other disposition shall be deducted from any calculation of "substantial part" as of a date on or after the Net Proceeds Amount is so applied.

SECTION 10.8. RESTRICTIONS ON DIVIDENDS OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Restricted Subsidiary.

SECTION 10.9. LINE OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

SECTION 10.10. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 10.11. CHANGES IN STATUS OF SUBSIDIARIES. (a) So long as no Default or Event of Default shall have occurred and be continuing, the Board of Directors of the Company may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes, designate a previously Restricted Subsidiary (including a new Subsidiary designated on the date of its formation) as an Unrestricted Subsidiary, PROVIDED that (i) no Guarantor or Material Subsidiary may be designated an Unrestricted Subsidiary, (ii) immediately after such designation and after giving effect thereto (1) no Default or Event of Default shall have occurred and be continuing and (2) such previously Restricted Subsidiary does not own, directly or indirectly, any Debt or shares of capital stock or similar equity interests of any Restricted Subsidiary, and (iii) such designation is treated as a sale of assets subject to the provisions of Section 10.7.

    (b) Any notice of designation pursuant to this Section 10.11 shall be accompanied by a certificate signed by a Responsible Officer of the Company stating that the provisions of this Section 10.11 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become an Unrestricted Subsidiary as a result of such designation.

SECTION 11.    EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.10, inclusive, other than any default of Section 10.1, 10.3 or 10.4 resulting solely from
     (i) a charge to income of up to $1,500,000, in the aggregate, through the Company's application of FASB Statement 121 or (ii) a charge to income up to $1,500,000, in the aggregate, through the Company's application of Statement of Position issued by the American Institute of Certified Public Accountants titled "Accounting for the Costs of Start-up Activities," PROVIDED that the maximum charge or charges to income under clause (i) and clause (ii) during any period of determination shall not exceed $1,500,000 in the aggregate and PROVIDED, FURTHER, that such default does not continue for more than four consecutive fiscal quarters; or

         (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, any Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (A) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (B) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

         (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate of the Company that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate of the Company shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate of the Company withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

         (k) any Guarantor shall breach its obligations under any Guaranty Agreement or any Guaranty Agreement shall have been declared to be unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of its obligations under any Guaranty Agreement or shall take any other affirmative action to cause any Guaranty Agreement to cease to be valid or enforceable.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company or any Guarantor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

    (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

    (c)   If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of each series, all principal of and Make-Whole Amount, if any, on any Notes of each series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of each series, at the respective Default Rates, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within 10 Business Days, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note or participation be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to
Section 6.2, PROVIDED that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note or participation will not constitute a non-exempt prohibited transaction under
Section 406(a) of ERISA; PROVIDED, HOWEVER, that, such transferee or purchaser of a participation will not be deemed to have chosen the options set forth in Section 6.2(b), (c) or (e) unless such transferee or purchaser of a participation shall have made the disclosures referred to therein at least five Business Days prior to its acceptance of such Note or participation and shall have received prior to such acceptance of such Note or participation the certificate provided for in the penultimate paragraph of Section 6.2 and such certificate shall contain the statement set forth in either Section 4.3(g)(1) or (2), as applicable; and PROVIDED, FURTHER, that, such transferee or purchaser of a participation will not be deemed to have chosen an option set forth in Section 6.2(b), (c) or (e) unless the applicable Class Exemption referred to therein remains in effect at that time or another similar Class Exemption is then available.
The Company shall exercise reasonable due diligence as is necessary to respond to any such disclosure, PROVIDED that, if the Company shall not respond within five Business Days following receipt of any such disclosure, it shall be deemed to have made the statement set forth in either Section 4.3(g)(1) or (2), as applicable.

SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within 10 Business Days, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

SECTION 15.    EXPENSES, ETC.

SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

SECTION 15.2. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes, and the termination of this Agreement, the Guaranty Agreements and the Intercreditor Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Guaranty Agreements, the Intercreditor Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Guaranty Agreements, the Intercreditor Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

SECTION 17.2.  SOLICITATION OF HOLDERS OF NOTES.

    (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, any Guaranty Agreement or the Intercreditor Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

    (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the Notes, any Guaranty Agreement or the Intercreditor Agreement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

        (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

       (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure and, in the case of information that is otherwise known to you prior to the time of such disclosure, the Company or such Subsidiary shall not, prior to the time of such disclosure, have identified such information to you as Confidential Information, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary and prior to the time of any disclosure of such information by you, the Company or such Subsidiary shall not have identified such information to you as Confidential Information or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you,
(B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement, any Guaranty Agreement or the Intercreditor Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business
Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                               *   *   *   *   *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    SONIC CORP.


                                    By /s/ W. Scott McLain
                                       ----------------------------------------
                                       Its Vice President


The foregoing is hereby agreed
to as of the date thereof.


                                    THE TRAVELERS INSURANCE COMPANY


                                    By /s/ Teresa M. Torrey
                                       ----------------------------------------
                                           Second Vice President


                                    CANADA LIFE INSURANCE COMPANY OF AMERICA


                                    By /s/ Kevin Phelan
                                       ----------------------------------------
                                           Assistant Treasurer


                                    NATIONWIDE LIFE INSURANCE COMPANY


                                    By /s/ Edwin P. McCausland, Jr.
                                       ----------------------------------------
                                           Senior Vice President
                                           Fixed-Income Securities

                                    PACIFIC LIFE INSURANCE COMPANY


                                    By /s/ W. R. Schmidt
                                       ----------------------------------------
                                           Assistant Vice President


                                    By /s/ Peter S. Fiek
                                       ----------------------------------------
                                           Assistant Secretary

                                DEFINED TERMS

GENERAL PROVISIONS

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

DEFINITIONS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

     "BANK LOAN AGREEMENT" means that certain Loan Agreement dated as of July 12, 1995 by and among the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), Nationsbank N.A. (formerly Boatmen's National Bank of Oklahoma, formerly Bank IV Oklahoma, N.A.), UMB Oklahoma Bank, Summit Bank and Bancfirst, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

     "BANKS" means each of the banks and other financial institutions which are parties to the Bank Loan Agreement from time to time.

     "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dallas, Texas are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COMPANY" means Sonic Corp., a Delaware corporation.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

     "CONSOLIDATED NET ASSETS" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP excluding (1) Restricted Investments and (2) all liabilities which would be shown as current liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, PROVIDED that there shall be excluded:

         (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

         (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

         (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

         (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

         (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

         (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

         (g) any net gain from the collection of the proceeds of life insurance policies,

         (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary,

         (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP,
     (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or
     (iv) any discontinued operations or the disposition thereof,

         (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

         (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

         (l) any portion of such net income that cannot be freely converted into United States Dollars.

     "CONSOLIDATED CAPITALIZATION" means, at any time,

         (a) the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, MINUS

         (b)   the book value of all Restricted Investments, MINUS

         (c) all items that would be included on the liability and equity side of a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, except, without duplication, common stock of any class, additional paid-in capital, retained earnings, non-redeemable Preferred Stock, surplus and Consolidated Debt.

     "CONSOLIDATED NET WORTH" means, at any time, Consolidated Capitalization MINUS Consolidated Debt, all as determined in accordance with GAAP.

     "CONTRIBUTION AND INDEMNIFICATION AGREEMENT" means the Contribution and Indemnification Agreement dated the date of the Closing, executed by the Company and the Guarantors (other than the Partnerships and Limited Liability Companies).

     "DEBT" means, with respect to any Person, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of Redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c)   its Capital Lease Obligations;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions valued (i) in the case of letters of credit supporting obligations for borrowed money, at the face amount of such letters of credit and (ii) in the case of other letters of credit, at the amount drawn on such letters of credit at such time and not reimbursed; and

         (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, and shall not include any such obligations that have been legally defeased.

     "DEBT PREPAYMENT APPLICATION" means, with respect to any sale, lease or disposition, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such sale, lease or disposition in accordance with the terms of Section 8.3.

     "DEBT PREPAYMENT APPLICATION NOTICE" is defined in Section 8.3.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" with respect to a series of Notes, means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such series of Notes or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

     "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

         (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

         (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" of any Person means any trade or business (whether or not incorporated) that is treated as a single employer together with such Person under Section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "FIXED CHARGES" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

     "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the fiscal year ending on, or most recently ended prior to, such time to (b) Fixed Charges for such fiscal year.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

         (a)   the government of

              (i) the United States of America or any State or other political subdivision thereof, or

             (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTORS" means each of Sonic Restaurants, Sonic Industries, Inc., an Oklahoma corporation, America's Drive-In Corp., a Nevada corporation, America's Drive-In Trust, a Pennsylvania business trust, each other Subsidiary of the Company as of the date of the Closing and any Person that is required to execute and deliver a Guaranty Agreement pursuant to Section
9.6 after the date of the Closing.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "GUARANTY AGREEMENT" means (a) in the case of the Guarantors other than the Partnerships and the Limited Liability Companies, a Guaranty Agreement in favor of the Noteholders in the form attached hereto as Exhibit 2-A, (b) in the case of the Partnerships, a Guaranty Agreement in favor of the Noteholders in the form attached hereto as Exhibit 2-B, and (c) in the case of the Limited Liability Companies, a Guaranty Agreement in favor of the Noteholders in the form attached hereto as Exhibit 2-C.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "INCREASED PREPAYMENT" is defined in Section 8.3.

     "INCREASED PREPAYMENT AMOUNT" is defined in Section 8.3.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily Redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of unreimbursed draws under letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f)   Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, and shall not include any such obligations that have been legally defeased.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INTERCREDITOR AGREEMENT" is defined in Section 2(c).

     "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

     "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee


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

under all leases of real or personal property (other than Capital Leases), EXCLUDING any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "LIMITED LIABILITY COMPANIES" means Subsidiaries which are limited liability companies.

     "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Notes, or (c) the ability of any Guarantor to perform its obligations under the Guaranty Agreement to which it is a party, or (d) the validity or enforceability of this Agreement, the Other Agreements, any Guaranty Agreement, the Intercreditor Agreement or the Notes.

     "MATERIAL SUBSIDIARY" means any Subsidiary (a) whose total assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than five percent (5%) of the consolidated total assets of the Company and its Subsidiaries as of such date determined in accordance with GAAP or
(b) whose total net income for the period of the immediately


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

preceding four fiscal quarters is equal to or greater than five percent (5%) of consolidated net income of the Company and its Subsidiaries for such period determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries.

     "MEMORANDUM" is defined in Section 5.3.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "NET PROCEEDS AMOUNT" means, with respect to any sale, lease or other disposition of any property by any Person, an amount equal to the DIFFERENCE of

         (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, lease or other disposition) received by such Person in respect of such sale, lease or other disposition, MINUS

         (b) (i) the amount of any Indebtedness (other than Indebtedness that would constitute intercompany Indebtedness on the financial statements of such Person's consolidated group) of such Person secured by such Property which is required to be repaid upon such sale, lease or other disposition,
     (ii) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, lease or other disposition, including without limitation sales and other commissions and legal expenses, and (iii) taxes reasonably estimated to be payable with respect to any gain in connection with such sale, lease or other disposition.

     "NOTES" is defined in Section 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or a Guarantor, as the case may be, whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

     "OTHER PURCHASERS" is defined in Section 2.


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

     "PARTNERSHIPS" means Subsidiaries which are partnerships.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate of the Company or with respect to which the Company or any ERISA Affiliate of the Company may have any liability.

     "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "PRO RATA AMOUNT OF THE PROCEEDS" is defined in Section 8.3.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means the application of an amount equal to the Net Proceeds Amount with respect to such sale, lease or other disposition to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the business of such Person, PROVIDED that no such operating asset shall at any time be subject to a Lien of the type permitted by Section 10.6(f) or a Capitalized Lease unless such Net Proceeds Amount is attributable to the sale, lease or other disposition of property which was itself subject to such a Lien.

     "PTE" is defined in Section 6.2(a).

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "REDEEMABLE" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

         (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
     (iii) upon the occurrence of a condition not solely within the control of such Person; or

         (b)   convertible into other Redeemable capital stock.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or a Guarantor, as the case may be, with responsibility for the administration of the relevant portion of this agreement.

     "RESTRICTED INVESTMENTS" means all Investments except the following:

         (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

         (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

         (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

         (d) Investments existing on the date of the Closing and disclosed in Schedule C;

         (e) Investments in United States Governmental Securities, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

         (f) Investments in certificates of deposit issued by, an Acceptable Bank, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

         (g) Investments in commercial paper (i) issued by a company which is organized under the laws of the United States of America or any State thereof and (ii) which is rated "A-1" or better by S&P and "P-1" or better by Moody's and maturing not more than 270 days from the date of acquisition thereof; and

         (h) any purchase of capital stock of the Company which is designated a Restricted Payment.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

         (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

         (y)   either

              (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

             (ii) in the case of any other Restricted Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or such Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted

          Investment through the sale or other liquidation thereof or part thereof or otherwise.

     As used in this definition of "RESTRICTED INVESTMENTS":

          "ACCEPTABLE BANK" means any commercial bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $200,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A-" or better by S&P or "A3" or better by Moody's.

          "MOODY'S" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "RESTRICTED PAYMENT" means any Distribution in respect of the Company or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Company or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     "RESTRICTED SUBSIDIARY" means any Subsidiary which is not an Unrestricted Subsidiary.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY" has the meaning set forth in Section 2(l) of the Securities Act.

     "SENIOR DEBT" of any Person means any Debt of such Person not expressed to be subordinate or junior to any other Debt of such Person.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or a Guarantor, as the case may be.

     "SERIES A NOTES" is defined in Section 1.

     "SERIES B NOTES" is defined in Section 1.

     "SONIC RESTAURANTS" is defined in Section 4.3(e).

     "SOURCE" is defined in Section 6.2.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary which is properly designated an Unrestricted Subsidiary on Schedule 5.4 or in the most recent notice with respect to such Subsidiary given by the Company pursuant to Section 10.11.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.